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                                                                 EXHIBIT 3.01(f)

STATE OF NEW YORK   }SS:
DEPARTMENT OF STATE

I hereby certify that I have compared the annexed copy of the original document filed by the Department of State and that the same is a correct transcript of said original.

      Witness my hand and seal of the Department of State on SEP 28 1995

[SEAL OF STATE OF NEW YORK]

                                          Alexander F. Treadwell
                                          Secretary of State

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                            CERTIFICATE OF CHANGE

                                      OF


                           GENERAL HOST CORPORATION

             UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

        Pursuant to the provisions of Section 805-A of the Business Corporation Law, we the undersigned officers of the above corporation hereby certify:

        1.      The name of the corporation is GENERAL HOST CORPORATION.

        2. The Certificate of Incorporation of the above corporation was filed by the Department of State on June 6, 1911 under the name General Baking Company.

        3.      The following was authorized by the Board of Directors:

        To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o CT Corporation System, 277 Park Avenue, New York, New York 10017 to c/o CT Corporation System, 1633 Broadway, New York, New York 10019.

        To change the address of the registered agent in New York upon whom all process against the corporation may be served from CT Corporation System, 277 Park Avenue, New York, New York 10017 to CT CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

        IN WITNESS WHEREOF, we have signed this certificate and we affirm the statements contained therein as true under penalties of perjury on September 17, 1987.



                                              James C. Hull
                                           -----------------------
                                              James C. Hull
                                              Vice President


                                              Robert G. Kuhbach
                                           -----------------------
                                              Robert G. Kuhbach
                                             Assistant Secretary

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 ................................................

              CERTIFICATE OF CHANGE

                        OF
                                                     STATE OF NEW YORK
             General Host Corporation                DEPARTMENT OF STATE

                                                     FILED APR 14 1988

                                                     AMT OF CHECK $  20
                                                                  --------
                                                     FILING FEE $    20
                                                                 ---------
                                                     TAX $
                                                          ----------------
                                                     COUNTY FEE $
            UNDER SECTION 805-A OF THE                           ---------
             BUSINESS CORPORATION LAW                COPY $
 ................................................           ---------------
                                                     CERT $
                                                           ---------------
                                                     REFUND $
                                                             -------------
                                                     SPEC HANDLE $
                                                                 --------

                                                     BY:
                                                        ------------------



                   Counsel
                   -------

Name:
- ----           Robert G. Kuhbach, Esq.
               c/o General Host Corporation
Address:       22 Gate House Road
- -------        Stamford, CT  06904